UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Bioplus Life Corp.

(Exact name of registrant as specified in its charter)

Date: August 17, 2018

Nevada	2090	30-0987011
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

No 9 & 10, Jalan P4/8B, Bandar Teknologi Kajang, 43500 Semenyih, Selangor D.E., Malaysia

  Issuer's telephone number: +60 3 8703 2020

Company email:  biopluslife@gmail.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	13,409,000	$0.80	$10,727,200	$1,335.54

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Bioplus Life Corp.

13,409,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Bioplus Life Corp. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “Bioplus Life Corp.” are offering 9,000,000 shares of our common stock and our selling shareholders are offering 4,409,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Chong Khooi You. Mr. Chong Khooi You is deemed to be an underwriter of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is uncertainty that we will be able to sell any of the 9,000,000 shares being offered herein by the Company. Mr. Chong Khooi You will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $0.80 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $0.80 for the duration of the Offering. Assuming all of the 9,000,000 shares being offered by the Company are sold, the Company will receive $7,200,000 in net proceeds. Assuming 6,750,000 shares (75%) being offered by the Company are sold, the Company will receive $5,400,000 in net proceeds. Assuming 4,500,000 shares (50%) being offered by the Company are sold, the Company will receive $3,600,000 in net proceeds. Assuming 2,250,000 shares (25%) being offered by the Company are sold, the Company will receive $1,800,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our Company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Currently, our Chief Executive Officer Chong Khooi You owns approximately 77.96% of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares that are being registered herein and those shares being offered on behalf of the company are sold, Mr. Chong Khooi You will have the ability to control approximately 75.92% of the voting power of our outstanding capital stock.

*Chong Khooi You will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Chong Khooi You ’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Chong Khooi You ’s shares, they will be sold at a fixed price of $0.80 for the duration of the offering.

The Company estimates the costs of this offering at about $54,000. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through August 31, 2019 , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is __________________.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘Bioplus,” “Bioplus Life,” the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Bioplus Life Corp., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

Bioplus Life Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on April 13, 2017.

On July 10, 2017, the Company acquired 100% of the equity interests of Bioplus Life Corp., a company incorporated in Labuan, Malaysia.

On July 19, 2017, the Company through its subsidiary in Labuan, Bioplus Life Corp., acquired 100% of the equity interests of Bioplus Life International Holdings Ltd, a company incorporated in Hong Kong.

On October 27, 2017, the Company through its subsidiary in Hong Kong, Bioplus Life International Holdings Ltd, acquired 100% equity interest of Bioplus Life Corp. (ShenZhen), a company incorporated in China.

On February 27, 2018 Bio Life Holdings Berhad, acquired 100% of the equity interests of Bio Life Neutraceuticals Sdn. Bhd., a company incorporated in Malaysia.

On June 11, 2018, the Company through its subsidiary in Hong Kong, Bioplus Life International Holdings Ltd, acquired 99.8% equity interest of Bio Life Holdings Berhad, a company incorporated in Malaysia.

Bioplus Life Corp. is a Company engaged in providing services in the Healthcare Industry.

The Company’s mailing address is No 9 & 10, Jalan P4/8B, Bandar Teknologi Kajang,43500 Semenyih, Selangor D.E., Malaysia.

We believe we need to raise $9,000,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 9,000,000 shares of our common stock and intend to use the proceeds from this offering to further develop and market our health program. There is uncertainty that we will be able to sell any of the 9,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at about $54,000.00, are being paid for by the Company.

Our budgetary allocations may vary depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to continue our current business plan and increase our current level of operations.

Our Offering

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 359,305,561 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 13,409,000 shares. These shares represent 9,000,000 additional shares of common stock to be issued by us and 4,409,000 shares of common stock by our selling stockholders. We may endeavor to sell all 9,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.80 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.80 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the Company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the Company. The same idea applies if the Company approaches or is approached by investors who then subsequently decide to invest with the Company. Those proceeds would then go to the Company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the Company. Mr. Chong Khooi You will clarify for investors at the time of purchase whether the proceeds are going to the Company or directly to himself.

*Mr. Chong Khooi You will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Chong Khooi You ’s shares, they will be sold at a fixed price of $0.80 for the duration of the offering.

*Mr. Chong Khooi You will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Chong Khooi You ’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Chong Khooi You intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Chong Khooi You will decide whether shares are being sold by the Company or by Mr. Chong Khooi You himself.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

9,000,000 shares of common stock, at a fixed price of $0.80 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	4,409,000 shares of common stock, at a fixed price of $0.80 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.80 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	359,305,561 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	368,305,561 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.80.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.80 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for funding of day to day operations, the purchase of machinery, renovations and upgrades to our factory, marketing efforts, staff salaries, research and development, and offering expenses.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 13,409,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Chong Khooi You will sell the 9,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $54,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Currently, our Chief Executive Officer Chong Khooi You owns approximately 77.96% of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares that are being registered herein and those shares being offered on behalf of the company are sold, Mr. Chong Khooi You will have the ability to control approximately 75.92% of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Competition from both large, established industry participants and new market entrants may negatively affect our current and future results of operations.

We face vigorous competition from companies throughout the world, including large multinational health supplier companies. Some established competitors have greater resources and better accessibility than us, therefore they are able to adapt quicker to changes in customer requirements and reach customers easier from all over the globe. If we are unable to continue to compete effectively on a global basis, it could have an adverse impact on our business, results of operations and financial condition.

Changes in customer expectation in our industry and market may materially affect the results of our operations.

The risk of not meeting our customer expectations may result in a shift in market shares. Our customers may not be satisfied with the products we deliver, therefore there is a possibility that they will choose products offered by our competitors. This may result in lower sales revenue and market share.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including spending for the health and beauty products we sell, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

 The economy of Malaysia in general might not grow as quickly as expected, which could adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development of the economy in Malaysia. We cannot assure you that the Malaysian economy will continue to grow at the same pace as in the past. Economic growth is determined by countless factors, and it is extremely difficult to predict with any level of absolute certainty. In the event that the Malaysian economy suffers, demand for the services and/or products of our wholly owned subsidiaries may diminish, which would in turn result in decreased likelihood of profitability. This could in turn result in a substantial need for restructuring of our business objectives and could result in a partial or entire loss of an investment in our Company.

We and our vendors are subject to laws and regulations that could require us to modify our current business practices and incur increased costs, which could have a material adverse effect on our business, financial condition and results of operations.

In our industry, we are subject to numerous laws and regulations, including labour, employment and taxation laws to which most retailers are typically subject to. The formulation, manufacturing, packaging, labelling, distribution, sale and storage of our products are subject to extensive regulation by various federal agencies and regulatory bodies. If we fail to comply with those regulations, we would subject to significant penalties or claims, which would harm our business operations. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may impair the marketability of our products, resulting in significant loss of net sales. Our failure to comply with regulations may result in enforcement actions and imposition of penalties or otherwise harm the distribution and sale of our products.

Fluctuations in the value of foreign currencies may increase cost of production and operating expenses, which in turn have a negative impact on our business.

For our international operations, the local currency is designated as the functional currency.  Accordingly, assets and liabilities are translated into U.S. Dollars at year-end exchange rates, and revenues and expenses are translated at average exchange rates prevailing during the year.  In addition, fluctuations in the value of other currencies in which we may receive income or incur costs are difficult to predict and can cause us to incur currency exchange gains and losses.  Receivables and liabilities in currencies other than the functional currency can also move in either direction from the date of accrual by us to the date of actual settlement of receivables or liabilities in a currency other than the functional currency. A disparity between the accrual and settlement amounts due to currency exchange costs could have a material adverse effect on our business. We could not accurately predict the effect of exchange rate fluctuations on our future operating results.  Future fluctuations in currency exchange rates would clearly affect our business.

An increase in the demand or the price of raw materials could hurt our profitability.

The raw materials used to manufacture our products are subject to availability constraints and price volatility caused by weather, supply conditions, government regulations, general economic conditions and other unpredictable factors. All of these aforementioned factors can not be predicted as they are outside of our scope of control.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to these compliance activities.

The company’s ability to expand its operations will depend upon the company’s ability to raise significant additional financing as well as to generate continuous income stream.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing. Third-party financing may not, however, be available on terms favourable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could lead to a slowdown in our growth.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General economic conditions;

• The demand for our products;

• Our ability to retain, grow our business and attract new clients;

• Administrative costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our Officers and Directors lack experience in the reporting and disclosure obligations of publicly-traded companies.

The lack of reporting and disclosure experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officers’ and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements. Investors relying upon this misinformation may make an uninformed investment decision. If we could not provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information. This could result in the trading price of our common stock to drop significantly and result in a loss of some or all of your investment.

If we fail to maintain a quality service and value, our sales are likely to be negatively affected.

Our success depends on the safety and hygiene product that we produce through our in house manufacturing company. Our future customers will identify our product with a certain level of quality and value. If we could not meet this perceived value or level of quality, we may be negatively affected and our operating results may suffer.

We derive most of our revenue from Malaysia, which may be subject to the country risks in Malaysia.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in Malaysia. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation. Negative developments in Malaysia’s socio-political environment may adversely affect our business, financial condition, results of operations and prospects.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the healthcare industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the healthcare industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market.

We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

Our company future success is dependent, in part, on the performance and continued service of Chong Khooi You, our Chief Executive Officer. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Chong Khooi You, our Chief Executive Officer. The loss of his services would delay our business operations substantially.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to follow the extended transition period, and as a result, we will delay adoption of certain new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the OTCMarkets.com OTC Marketplace. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 600,000,000 shares of common stock, of which 359,305,561 shares are issued and outstanding as of the date of this filing. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock will be determined through negotiations between us and the representatives of the underwriters and may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 and will be substantial, which may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Bioplus Life, Inc., or a subsidiary of the Company and held in our corporate bank account or that of our subsidiary if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Chong Khooi You will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since he is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned Mr. Chong is going to be selling shares on behalf of the Company in this offering. Mr. Chong is also simultaneously having his shares registered for resale. This conflict of interest could divert Mr. Chong’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this your investment could be adversely affected.

Our Chief Executive Officer and Member of our Board of Directors Chong Khooi You does not have any prior experience conducting a best effort offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Chong does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer Chong Khooi You, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCMarkets.com OTC Marketplace. The OTC Marketplace is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC Marketplace is not an issuer listing service, market or exchange. Although the OTC Marketplace does not have any listing requirements per se, to be eligible for quotation on the OTC Marketplace, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Marketplace. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Marketplace that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this offering is about $54,000. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Marketplace. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Marketplace.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

  changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
  changes in key personnel;
  entry into new geographic markets;
  actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
  fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
  the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
  announcements relating to litigation;
  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
  changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
  the development and sustainability of an active trading market for our common stock;
  future sales of our common stock by our officers, directors and significant stockholders; and
  changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

BIOPLUS LIFE CORP.

CONSOLIDATED BALANCE SHEET

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		As of Dec 31,
	Note	2017	2016
ASSETS
Current assets:
Cash and bank balances		$300,646	$229,654
Account receivables		205,084	102,107
Income tax receivables		14,567	7,354
Amount due from stockholders	3	47,100	-
Amount due from related parties	4	258,759	218,136
Amount due from directors	5	173,217	-
Inventories	6	33,127	-
Other receivables, deposits and prepayments	7	121,959	9,768

Total current assets		1,154,459	567,019

Non-current assets:
Property, plant and equipment, net	8	2,112,881	1,759,918

TOTAL ASSETS		$3,267,340	$2,326,937

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Account payables		$112,620	$140,713
Obligation under finance lease	9	17,979	15,767
Bank borrowings	10	153,271	23,538
Amount due to related parties	4	51,851	46,891
Other payables and accrued liabilities	11	368,143	72,832
Amount due to directors	5	-	8,783

Total current liabilities		703,864	308,524

Non-current liabilities:
Obligation under finance lease	9	65,911	56,197
Bank borrowings	10	640,140	600,626
Deferred taxation	12	26,326	-

Total non-current liabilities		732,377	656,823

TOTAL LIABILITIES		$1,436,241	$965,347

Stockholders’ equity:
Issued capital, 358,463,553 and 1,006,882 shares issued and outstanding as of Dec 31, 2017 and 2016, respectively	13	$310,576	$252,117
Additional paid up share capital		1,536,712	1,200,756
Accumulated (loss)/profit		(13,014)	70,146
Other comprehensive loss		(3,175)	(161,429)

Total stockholders’ equity		1,831,099	1,361,590

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY		$3,267,340	$2,326,937

BIOPLUS LIFE CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		Years ended Dec 31,
	Note	2017	2016
Revenues, net		$1,741,728	$1,039,009

Cost of revenues		(1,196,632)	(727,182)

Gross profit		545,096	311,827

Other income		6,468	678

Operating expenses:
General and operating expenses		(565,319)	(268,835)
Finance cost		(28,632)	(2,724)

Total expenses		(593,951)	(271,559)

(Loss)/profit from operations		(42,387)	40,946

Income tax expense	12	(40,773)	(17,488)

(Loss)/Profit after taxation		(83,160)	23,458

Dividend paid		-	(48,213)

NET LOSS		$(83,160)	$(24,755)

Other comprehensive expense:
- Foreign currency translation profit/(loss)		158,252	(115,177)

COMPREHENSIVE PROFIT/(LOSS)		$75,092	$(139,932)

Earnings per share		$-	$-

Weighted average number of common shares outstanding -Basic and diluted		145,867,698	355,550

BIOPLUS LIFE CORP.

CONDENSED CONSOLIDATED BALANCE SHEET

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		June 30, 2018	Dec 31, 2017
	Note	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and bank balances		$598,330	$300,646
Account receivables		540,468	205,084
Income tax receivables		30,127	14,567
Amount due from stockholders	3	9,000	47,100
Amount due from related parties	4	32,401	258,759
Amount due from directors	5	3,567	173,217
Inventories	6	76,792	33,127
Other receivables, deposits and prepayments	7	49,709	121,959

Total current assets		1,340,394	1,154,459

Non-current assets:
Property, plant and equipment, net	8	2,227,564	2,112,881

TOTAL ASSETS		$3,567,958	$3,267,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Account payables		$95,679	$112,620
Obligation under finance lease	9	8,014	17,979
Bank borrowings	10	232,509	153,271
Amount due to related parties	4	72,772	51,851
Other payables and accrued liabilities	11	476,315	368,143
Amount due to directors	5	10,731	-
Provision for tax		2	-

Total current liabilities		896,022	703,864

Non-current liabilities:
Obligation under finance lease	9	66,295	65,911
Bank borrowings	10	627,830	640,140
Deferred taxation	12	26,479	26,326

Total non-current liabilities		720,604	732,377

TOTAL LIABILITIES		$1,616,626	$1,436,241

Stockholders’ equity:
Issued capital, 359,305,561 and 358,463,553 shares issued and outstanding as of June 30, 2018 & Dec 31, 2017	13	$35,931	$310,576
Additional paid up share capital		1,960,839	1,536,712
Accumulated profit/(loss)		33,665	(13,014)
Other comprehensive loss		(79,103)	(3,175)

Total stockholders’ equity		1,951,332	1,831,099

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY		$3,567,958	$3,267,340

BIOPLUS LIFE CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		Six months ended June 30,
	Note	2018	2017

Revenues, net		$1,260,544	$613,913

Cost of revenues		(738,141)	(515,782)

Gross profit		522,403	98,131

Other (loss)/income		(8,379)	62

Operating expenses:
General and operating expenses		(500,347)	(248,355)
Finance cost		(15,211)	(13,953)

Total expenses		(515,558)	(262,308)

NET LOSS		(1,534)	(164,115)

Other comprehensive expense:
- Foreign currency translation profit		82,294	61,097

COMPREHENSIVE PROFIT/(LOSS)		$80,760	$(103,018)

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

From this offering we intend to raise a maximum of $7,200,000. We believe that these funds will help provide us enough capital to implement increased marketing efforts, and to develop new products that may attract more customers.

Results of Operations

Year Ended December 31, 2017 and Year Ended December 31, 2016

For the year ended December 31, 2017, we realized revenue in the amount of $1,741,728. This was more than the previous year ended December 31, 2016, which was in the amount of $1,039,009.

Similarly, our gross profits for the year ended December 31, 2017 were $545,096 while they were $311,827 for the year ended December 31, 2016. We attribute the increase in revenue and gross profits to an increase in the number of customers purchasing our goods. We believe that in order to retain and maintain more customers in the future we will need to increase our marketing efforts and, or, develop new products.

Our net loss for the year ended December 31, 2017 was $83,160 while our net loss for the year ended December 31, 2016 was $24,755. We attribute this increase in net loss to a greater number of operating expenses we incurred for the year ended December 31, 2017 resulting in decreased cash flows into the Company.

For the years ended December 31, 2017 and December 31, 2016 we believe our assets have undergone moderate fluctuations which can be attributed to variances in the quantity of our property, plant and equipment we held. Our assets for the year ended December 31, 2017 totaled $2,112,881 while for the year ended December 31, 2016, they totaled $1,759,918. The increase in assets for the year ended December 31, 2017 is due to a large increase in the quantity of property, plant and equipment we held.

The increases in general and administrative expenses are a result of new company formation expenses and expenses relating to our preparation of becoming quoted on the OTC Marketplace in the future.

Liquidity and Capital Resources

As of December 31, 2017, we had cash and cash equivalents of $300,646. We have negative operating cash flows and our working capital has been, and will continue to be, significant. As a result, we depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. For the year ended December 31, 2017 we have met these requirements primarily through the issuances of our common stock.

Operating Activities

For the year ended December 31, 2017, net cash used in operating activities was $157,576, compared to net cash generated from operating activities of $49,633 for the prior year. The operating cash flow performance primarily reflects an increase in net loss due to an increase in trade receivables, other receivables, deposits and prepayments.

Investing Activities

For the year ended December 31, 2017, net cash used in investing activities was $296,487 which is reflective primarily of the purchase of property, plant and equipment during the year. For the year ended December 31, 2016, net cash used in investing activities was $1,745,292, which is reflective primarily of the purchase of property, plant and equipment.

Financing Activities

For the year ended December 31, 2017, net cash provided by financing activities was $356,233 and is attributed to the issuance of shares and acquisition of hire purchase.

On April 13, 2017, the Company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Chong Khooi You for initial working capital of $10.

On July 20, 2017, the Company issued 280,000,000 shares of restricted common stock to Mr. Chong Khooi You, each with a par value of $0.0001 per share, for additional working capital of $28,000.

On August 17, 2017, the Company issued 35,000,000 and 17,500,000 shares of restricted common stock to Greenpro Asia Strategic SPC and Greenpro VC respectively, each with a par value of $0.0001 per share, for additional working capital of $5,250.

On August 21, 2017, the Company issued 17,500,000 shares of restricted common stock to Bio Life Distribution Sdn Bhd, each with a par value of $0.0001 per share, for additional working capital of $1,750.

Between September 25, 2017 and October 16, 2017, the Company sold shares to 125 shareholders, all of whom reside in Malaysia. A total of 6,978,561 shares of restricted common stock were sold at a price of $0.01 per share. The total proceeds to the Company amounted to a total of $69,824.

On December 4, 2017, the Company sold shares to 34 shareholders, all of whom reside in Malaysia. A total of 2,227,000 shares of restricted common stock were sold at a price of $0.30 per share. The total proceeds to the Company amounted to a total of $668,100.

Capital Expenditures

As of December 31, 2017 the Company has property, plant, and equipment in the amount of $249,387 and $1,785,325 as of December 31, 2016.

Credit Facilities

We currently have secured banking facilities in place with respect to the leasehold land and building with carrying amount of $1,845,574 (2016: $1,862,293).

Contractual Obligations, Commitments and Contingencies

We currently have a finance lease agreement with an effective interest rate of 5.22% per annum (2016:5.22% per annum), with principal and interest payable monthly in place with respect to a motor vehicle.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

For the Six Months Ended June 30, 2018 and Six Months Ended June 30, 2016.

For the six months ended June 30, 2018 we realized revenue in the amount of $1,260,544, which was more than for the previous six months ended June 30, 2017, in the amount of $613,913. Moreover, our gross profits for the six months ended June 30, 2018 were $522,403 while for the six months ended June 30, 2017 they were $98,131. We attribute the increase in revenue and gross profits to an increase in customers purchasing our products. We believe that in order to retain and maintain our customers in the future we must enhance our existing products and develop new products for our customers.

Our gross profit margin for the six months ended June 30, 2018 decreased to 41% compared to the six months ended June 30, 2017 whereas they were 16%. This is because our cost of revenues increased sizably.

We incurred a net loss of $1,534 for the six months ended June 30, 2018 while we had net loss for the six months ended June 30, 2017 in the amount of $164,115. We attribute this decrease to an increase in customers purchasing our products.

Liquidity and Capital Resources

As of June 30, 2018, we had cash and cash equivalents of $598,330. As of June 30, 2018 we have positive operating cash flows and our working capital has been, and will continue to be, significant. As a result, we depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations.

Operating Activities

For the six months ended June 30, 2018, net cash generated in operating activities was $284,959, compared to net cash of $288,098 used in the prior year’s six months ended June 30, 2017. The operating cash flow performance is reflective of a reduction in accounts due from related parties and directors.

Investing Activities

For the six months ended June 30, 2018, net cash used in investing activities was $106,821, which is primarily reflective of the purchase of property, plant and equipment for this period. For the six months ended June 30, 2017, net cash used in investing activities was $21,922, reflective primarily of the purchase of property, plant and equipment for this period.

Financing Activities

For the six months ended June 30, 2018, net cash used in financing activities was $38,557, which is primarily reflective of interest expenses, repayment of term loan borrowing, and repayment of hire purchase borrowing. For the six months ended June 30, 2017, net cash generated from financing activities was $175,738, and was the result of proceeds generated from the sale of shares.

Capital Expenditures

As of June 30, 2018 the Company has property, plant, and equipment in the amount of $144,921 and $21,922 as of June 30, 2017.

Credit Facilities

We currently have secured banking facilities in place with respect to the leasehold land and building with carrying amount of $1,845,574 (2016: $1,862,293).

Contractual Obligations, Commitments and Contingencies

We currently have a finance lease agreement with the effective interest rate of 5.22% per annum (2016:5.22% per annum), with principal and interest payable monthly in place with respect to a motor vehicle.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Healthcare Industry

At this time, Bioplus Life Corp. mainly serves consumers in Malaysia, although the Company may evaluate and change this focus in the future and expand into other countries. Given most of the demand for our products currently originates from Malaysia, we will focus solely upon the Healthcare Industry within Malaysia.

Malaysia saw real GDP growth of 5% in 2017, which led to an improvement in consumer sentiment. As Malaysians were more confident in making purchases, various health care and beauty care categories including skin care and health supplement showed signs of recovery. At the same time, the growing importance of halal-certified products amongst the Muslim population in Malaysia also led to rising demand for halal products in beauty and personal care during 2017. Halal-certified beauty and personal care products are manufactured in compliance with good manufacturing practice (GMP) provided by the Department of Islamic Advancement of Malaysia (JAKIM). This information can be found at http://www.euromonitor.com/beauty-and-personal-care-in-malaysia/report.

In line with the national economic blueprint, healthcare sector is one of the National Key Economic Areas (NKEA) set to drive the country towards a high-income nation by 2020. From 2011 to 2015, the healthcare industry recorded an average growth rate of 15%. In 2016 alone, the industry grew by 23% from 2015—with an estimated actual contribution of approximately RM4-5 billion to Malaysia’s economy. In the latest budget 2018, government has allocated RM26.58 billion to the MOH (Ministry of Health), indicating a 9.5% or 1.7 billion increase compared to the 2017 budget. This information can be found at https://today.mims.com/an-extensive-overview-on-the-possibility-of-improving-malaysia-healthcare-system.

Going forward, it is estimated that Malaysia has successfully attracted 19,488 retirees from 120 countries to settle in the country since 2002. About 10 percent of the total population will be over the age of 60 in 2020, making Malaysia an aging nation. It is estimated that the market worth of the Aged Care industry in Malaysia by 2020 will be $1.4 billion, which induced a growing demand for healthcare industry in the country. This information can be found at http://infomed.com.my/malaysia-health-expenditure-20-billion-2025.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Bioplus Life Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on April 13, 2017.

On April 13, 2017, Chong Khooi You was appointed as President, Secretary, Treasurer, Chief Executive Officer, and a member of our Board of Directors. Additionally, on April 13, 2017, the Company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Chong Khooi You for initial working capital of $10.

On July 10, 2017, the Company acquired 100% of the equity interests of Bioplus Life Corp., a company incorporated in Labuan, Malaysia.

On July 19, 2017, the Company through its subsidiary in Labuan, Bioplus Life Corp., acquired 100% of the equity interests of Bioplus Life International Holdings Ltd, a company incorporated in Hong Kong.

On July 20, 2017, the Company issued 280,000,000 shares of restricted common stock to Mr. Chong Khooi You, each with a par value of $0.0001 per share, for additional working capital of $28,000.

On August 17, 2017, the Company issued 35,000,000 and 17,500,000 shares of restricted common stock to Greenpro Asia Strategic SPC and Greenpro VC respectively, each with a par value of $0.0001 per share, for additional working capital of $5,250.

On August 21, 2017, the Company issued 17,500,000 shares of restricted common stock to Bio Life Distribution Sdn Bhd, each with a par value of $0.0001 per share, for additional working capital of $1,750.

From September 25, 2017 to October 16, 2017, the Company sold shares to a total of 125 individuals, of whom reside in Malaysia. A total of 6,978,561 shares of restricted common stock were sold at a price of $0.01 per share. The total proceeds to the Company amounted to a total of $69,824.

On October 27, 2017, the Company through its subsidiary in Hong Kong, Bioplus Life International Holdings Ltd, acquired 100% equity interest of Bioplus Life Corp. (ShenZhen), a company incorporated in China.

From December 4, 2017 to May 30, 2018, the Company sold shares to 34 individuals, of whom reside in Malaysia. A total of 2,227,000 shares of restricted common stock were sold at a price of $0.30 per share. The total proceeds to the Company amounted to a total of $668,100.

On February 27, 2018 Bio Life Holdings Berhad, acquired 100% of the equity interests of Bio Life Neutraceuticals Sdn. Bhd., a company incorporated in Malaysia.

On June 11, 2018, the Company through its subsidiary in Hong Kong, Bioplus Life International Holdings Ltd, acquired 99.8% equity interest of Bio Life Holdings Berhad, a company incorporated in Malaysia.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Business Information

Bioplus Life Corp. operates entirely through its wholly owned subsidiary, Bioplus Life Corp., a Company organized in Labuan, Malaysia. It should be noted that our wholly owned subsidiary, Bioplus Life Corp. owns 100% of Bioplus Life International Holdings Limited, a Hong Kong Company. Bioplus Life International Holdings Limited owns 100% of Bioplus Life Corp. (ShenZhen) a Company incorporated in China and 99.8% of Bio Life Holdings Berhad, a Company incorporated in Malaysia. Bio Life Holdings Berhad in turn owns 100% of Bio Life Neutraceuticals Sdn Bhd, the operating Malaysia Company which is described below. All of the previous entities share the same exact business plan, which is to operate through its subsidiary.

Note: The purpose of the Company’s Labuan, Malaysia subsidiary structure is for the Labuan, Malaysia subsidiary to act as a holding company. The purpose of the Hong Kong Company is to function as the current regional hub of the Company. Moreover, we plan to use it to register our company's Intellectual Property in China in the before entering the market of China. The purpose of the China Company is for future business expansion into the huge potential China Market. The purpose of the Malaysia Company is because current business operations are in Malaysia.

Bioplus Life Corp., through its wholly owned subsidiary, is a company specialized in providing health and beauty care products to our customers. Our mission is to create awareness for good health and personal care to improve our customers’ quality of life. We seek to achieve this by offering an affordable solution to existing health food businesses through the production, information, advisory and services pertaining to our product line. At this time, we operate exclusively online through our website: http://www.biolife2u.com/

The product series, or line, of our company includes, but is not strictly limited to, products that fall into the following categories: bone, fiber, bee-propolis, cardiovascular health, herbal, health beverages, apple stem cell, beauty care, feminine health, UT care, anti-oxidant and eye health series. These health and beauty supplies are designed to help improve the consumers’ metabolism rate, burn excessive fats, provide anti-aging effects and improve the overall health and physical appearance of our customers.

The majority of our products have been halal certified and, at the same time, awarded with a health manufacturing license by the Ministry of Health Malaysia (MOH) to accommodate the high demand for Muslims’ HALAL food while also meeting the expectations of the public on a safe and hygienic food supply. It is the belief, and hope, of the Company that this assurance from an esteemed regulatory body will also serve to prove our continuing commitment in supplying quality goods to our customers.

Through the ownership of two lots of 3-Story Semi-D factories located in Semenyih, Malaysia, the company is able to deliver a one stop service. This begins with the initiation of product concept, to sourcing new and potential ingredients or raw materials, we then begin development of new product formulations, and we continue to customize production until products are ready to be shipped to our customers. This ‘one-stop-shop’ method of operating allows us to reduce the resources and cost needed to create our products, while also decreasing the amount of time needed from inception to shipping. At present the Company acquires new wholesale clients through word of mouth in the industry as well as walk in clients. Products can be picked up from the Company’s physical address or the Company will deliver products/packages through standard postage. Current products are listed at http://welcome.biolife2u.com/.

In addition, the company will offer, as a free and supplemental service, to assist customers to improve the sales and marketing strategy of their businesses based on the experience of our management. Research and Development activities have also been carried out continuously to ensure innovation and quality of the product is maintained and improved.

The heightened awareness of the public towards the importance of healthcare has helped to create vast market potential for future development. In the future, our company will be expanding its business to Thailand, India and China to improve our ability to meet the demand the Company perceives from consumers in these countries.

Sample of Our Products

*A full list of our products, as well as additional details, can be seen at http://www.biolife2u.com/

Moringa D’Tox Fiber

Moringa D’Tox Fiber contains ingredients like moringa fruit powder, fresh fruit powder, wheatgrass, psyllium husk, dextrose monohydrate and citric acid. The main ingredient of moringa seeds is a pure natural green food, which contains many nutrients needed by the body, which can act as a replacement for complex vitamins, calcium, cod liver oil and the like.

Moringa seeds can help improve disease prevention, improve sleep, and enhance memory. Through consuming this product, it helps to adjust bowel function, remove all unnecessary stool and excrement and promote good digestion and absorption.

Slimming Powder

Slimming powder is designed to improve bowel movement, promote metabolism rate, increase satiety and regulate physiological function. Slimming powder contains ingredients such as Garcinia Cambogia, grapefruit, Beta carotene, Konjac and white kidney bean. One of the main function of Garcinia Cambogia is to inhibit fat formation. If the product is taken before consuming a meal, it can inhibit glucose from converting into fat, thus preventing the fat from storing in a consumer’s body.

Triple Stem Cell Collagen

Triple Stem Cell Collagen sustains collagen levels and hydration in skin cells, as well as assists in rebuilding the skin matrix. Triple Stem Cell Collagen contains ingredients such as Apple Stem Cell, Grape Stem Cell and Strawberry Stem Cell.

Apple Stem Cell helps to stimulate healthy cell renewal and slow chronological aging of skin cells. Grape Stem Cell has extremely high content of polyphenols and anthocyanims that are powerful antioxidants and free radical scavengers, so they protect the skin from UV radiation and premature photo-aging. Strawberry Stem Cell is the key to the production of collagen, providing skin its firmness and strength. It also helps create scar tissue and ligaments, enabling your skin cells to repair itself.

B’Tox

B’Tox helps the body block the source of toxins, at the same time helping the body to detoxify. B’Tox contains ingredients like various fibers (oil palm fiber, oat fiber, fruits and vegetables essence), enzyme, wheatgrass and barley grass, soy protein, red rice and DHA.

Bio Cream

Bio Cream is made from Natural Plant extracts which include ingredients like pectin, glycerin, lavender essence, peppermint, borneoium syntheticum, micro elements and wheat germ. Its formulation is used mainly to curb skin problems like burns, itchy caused by insect bites, eczema, acne, skin inflammation and muscle pain.

Marketing

The Company’s marketing strategy is to systematically promote our capabilities and our past performance to our customers. We periodically make visits to potential clients within a reasonable distance from our offices to introduce ourselves and explain why our clients prefer our services to those offered by competitors. We will also fine-tune and revamp our corporate website to better promote the list of our products offered. In addition, we also plan to pursue marketing campaigns by utilizing the internet, social media, and perhaps print media. These plans have not yet been determined in sufficient detail to outline herein and our marketing plan is currently a work in progress.

Competition

The industry in which Bioplus Life Corp. competes is highly competitive. Competition in the health and beauty care industry, with a focus on health supplements in particular, is very intense particularly in Malaysia. We face competition from various retail health supplement providers, pharmacies, and Multi-Level Marketing Company which supply health supplement products. These competitors generate significant traffic and have established brand recognition and financial resources.

We believe that the principal competitive factors in our market includes the quality of health supplements, the efficiency and effectiveness of the health supplements, strength and depth of relationships with clients, the ability to identify the changing needs and requirements of prospective clients, and the scope of service. Through utilizing our competitive strengths, we believe that we have a competitive edge over other competitors due to the breadth of our product offerings, one stop convenience, pricing, our service, our reputation and product safety. We are confident we can develop and enlarge our market share in Malaysia and potentially further into the overseas market.

Future Plans

In the future, we intend to increase our current production capacity with the enhancement of our factory with modernized and fully automated machineries. In addition, we plan to invest heavily in Research and Development activities to innovate and develop new products to address the future market needs.

We also anticipate expanding into new geographical areas, with a particular focus, at least initially, on expanding into Thailand, India and China. At present, we do not have any distinct timeline in place for expansion into these countries. We also plan to expand our market coverage to include the halal market, the aging population market and the pet market as we see the underlying potential in these three market sectors. When we begin these efforts, we plan to hire more employees to support our operations in different countries. We believe that hiring fifteen to twenty employees will be sufficient in order to support our operations. We may also evaluate potential acquisitions in the future which we feel may have some synergy with our current operations.

Employees

As of June 30, 2018, we have 17 full-time employees. Currently, our full-time employees currently devote approximately 50 hours per week to the operations of our Company. We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our Officers and/or Directors and our employees. We intend to hire more staff to assist in the development and execution of our business operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.80. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $9,000,000 as anticipated.

If 9,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of day to day operations	$698,400
Purchase of machinery	$429,840
Renovations and upgrades to our factory	$5,014,800
Marketing efforts	$143,280
Staff salaries	$286,560
Research and Development	$573,120
Offering Expenses*	$54,000
TOTAL	$7,200,000

If 6,750,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of day to day operations	$518,400
Purchase of machinery	$321,840
Renovations and upgrades to our factory	$3,754,800
Marketing efforts	$107,280
Staff salaries	$214,560
Research and Development	$429,120
Offering Expenses*	$54,000
TOTAL	$5,400,000

If 4,500,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of day to day operations	$338,400
Purchase of machinery	$213,840
Renovations and upgrades to our factory	$2,494,800
Marketing efforts	$71,280
Staff salaries	$142,560
Research and Development	$285,120
Offering Expenses*	$54,000
TOTAL	$3,600,000

If 2,250,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of day to day operations	$158,400
Purchase of machinery	$105,840
Renovations and upgrades to our factory	$1,234,800
Marketing efforts	$35,280
Staff salaries	$70,560
Research and Development	$141,120
Offering Expenses*	$54,000
TOTAL	$1,800,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests. The company may decide to allocate funds in differing quantities if any of the third party products we offer for resale are no longer available on terms the Company deems to be appropriate and/or if we are able to achieve any of our planned actions at a price lesser than our predictions. It is possible that some of our estimated expenditures may not be as costly as we believe, in which case any surplus capital would be allocated towards working capital for the funding of day to day operations.

*We estimate the offering expenses to be approximately $54,000.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.80 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value value of $0.0001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.80	$0.80	$0.80
Book Value Per Share Before the Offering	$0.005	$0.005	$0.005
Book Value Per Share After the Offering	$0.010	$0.015	$0.025
Net Increase to Original Shareholder (based on par value)	$0.010	$0.015	$0.025
Decrease in Investment to New Shareholders	$0.790	$0.785	$0.775
Dilution to New Shareholders (%)	98.75%	98.13%	96.88%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$1,951,332
Net proceeds from this offering	7,200,000
$9,151,332
Denominator:
Shares of common stock outstanding prior to this offering	359,305,561
Shares of common stock to be sold in this offering (100%)	9,000,000
368,305,561

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$1,951,332
Net proceeds from this offering	3,600,000
$5,551,332
Denominator:
Shares of common stock outstanding prior to this offering	359,305,561
Shares of common stock to be sold in this offering (50%)	4,500,000
363,805,561

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$1,951,332
Net proceeds from this offering	1,800,000
$3,751,332
Denominator:
Shares of common stock outstanding prior to this offering	359,305,561
Shares of common stock to be sold in this offering (25%)	2,250,000
361,555,561

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 4,409,000 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of August 17, 2018 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Chong Khooi You *	280,100,000	500,000	279,600,000	75.92%
Bio Life Distribution Sdn Bhd **	17,500,000	500,000	17,000,000	4.62%
Greenpro Asia Strategic SPC-Greenpro Asia Strategic Fund SP ***	35,000,000	500,000	34,500,000	9.37%
Greenpro Venture Capital Limited ****	17,500,000	500,000	17,000,000	4.62%
Cheah Kwang Lin	17,857	5,000	12,857	0.00%
Chu Ming Kyun	17,857	5,000	12,857	0.00%
Lai Ah Moi	35,714	10,000	25,714	0.01%
Lai Chau Liong	17,857	5,000	12,857	0.00%
Lau Lee Sing	17,857	5,000	12,857	0.00%
Lau Siek Hock	17,857	5,000	12,857	0.00%
Lee Jin Kiat	8,929	3,000	5,929	0.00%
Lee Kie Ngo (Conforer)	17,857	5,000	12,857	0.00%
Lim Lea Har	17,857	5,000	12,857	0.00%
Lo Kim Yung	8,929	3,000	5,929	0.00%
Sam Chin Yee Siong	8,929	3,000	5,929	0.00%
Sim Mong Gek	17,857	5,000	12,857	0.00%
Su Mee Mee	17,857	5,000	12,857	0.00%
Tan Eng Tong	35,714	8,000	27,714	0.01%
Tay Choon Meng	17,857	5,000	12,857	0.00%
Tie Kie Pee	17,857	5,000	12,857	0.00%
Tie Kngi Kheng	17,857	5,000	12,857	0.00%
Valerie Sung Pei Woon	17,857	5,000	12,857	0.00%
Yu Ming Cheng	17,857	5,000	12,857	0.00%
Lau Meng Kooi	17,857	5,000	12,857	0.00%
Lim Kian Kok	17,857	5,000	12,857	0.00%
Tiu Ah Giok	17,857	5,000	12,857	0.00%
Wong Kwai Foong	142,857	40,000	102,857	0.03%
Hong Ah Yin	17,857	5,000	12,857	0.00%
Khoo Chin Fang	8,929	3,000	5,929	0.00%
Khoo Geok Hoon	17,857	5,000	12,857	0.00%
Lee Kim Kiong	17,857	5,000	12,857	0.00%
Ng Yock Chuan	17,857	5,000	12,857	0.00%
Ch'ng Ley Huey	17,857	5,000	12,857	0.00%
Lee Chi Siong	17,857	5,000	12,857	0.00%
Sam Yeng Hoon	142,857	40,000	102,857	0.03%
Tan Moh Hwa	17,857	5,000	12,857	0.00%
Toong Siew Fong	142,857	40,000	102,857	0.03%
Wing Jon Lian	14,286	3,000	11,286	0.00%
Ho Bee Guek	17,857	5,000	12,857	0.00%
Kok Kim Hing	1,892,857	300,000	1,592,857	0.43%
Kok Swee Wah	142,857	30,000	112,857	0.03%
Lim Guat Lih	17,857	5,000	12,857	0.00%
Lim Kim Bock	160,714	30,000	130,714	0.04%
Yu Poh Ting	35,714	8,000	27,714	0.01%
Chin Mei Lan	17,857	5,000	12,857	0.00%
Chin Sing Lan	17,857	5,000	12,857	0.00%
Koh Huei Ing	17,857	5,000	12,857	0.00%
Koo Geok Chien	17,857	5,000	12,857	0.00%
Lau Yew Lin	17,857	5,000	12,857	0.00%
Loi Sow Wah	17,857	5,000	12,857	0.00%
Lee Cheng Thiam	17,857	5,000	12,857	0.00%
Mok Sek Wah	35,714	8,000	27,714	0.01%
Mok Wai Keat	17,857	5,000	12,857	0.00%
Ong Chai Tin	17,857	5,000	12,857	0.00%
Tan Boon Seong	17,857	5,000	12,857	0.00%
Chan Yin Kwong	17,857	5,000	12,857	0.00%
Chiu Li Ting	17,857	5,000	12,857	0.00%
Fong Ching Hoi	42,857	8,000	34,857	0.01%
Lim Siew Lee	17,857	5,000	12,857	0.00%
Lim Yok Kuan	17,857	5,000	12,857	0.00%
Loi Siow Kin	35,714	8,000	27,714	0.01%
Tan Chue Hon	17,857	5,000	12,857	0.00%
Choo Siew Chan	14,286	3,000	11,286	0.00%
Khaw Wi Lam	17,857	5,000	12,857	0.00%
Ng Moi Hong	17,857	5,000	12,857	0.00%
Pang Lian Thai	14,286	3,000	11,286	0.00%
Tai Ten Loong	14,286	3,000	11,286	0.00%
Tan Hoi Ching	17,857	5,000	12,857	0.00%
Yeoh Phaik Suan	17,857	5,000	12,857	0.00%
Bailey Paat Yok Fang	8,929	3,000	5,929	0.00%
Chiu Lee Mei	4,464	2,000	2,464	0.00%
Chiu Leh Siong	4,464	2,000	2,464	0.00%
Lee Yit Choo	14,286	3,000	11,286	0.00%
Pang Lian Tiow	14,286	3,000	11,286	0.00%
Tai Wei Chin	14,286	3,000	11,286	0.00%
Wong Yong Chong	28,571	8,000	20,571	0.01%
Lee Keh Kiong	17,857	5,000	12,857	0.00%
Lim Geok Ten	17,857	5,000	12,857	0.00%
Lim Wei Chun	8,929	3,000	5,929	0.00%
Lim Wei Zhi	8,929	3,000	5,929	0.00%
Loi Leh Kiong	17,857	5,000	12,857	0.00%
Tan Siew Kim	17,857	5,000	12,857	0.00%
Chong Yeik Lan	17,857	5,000	12,857	0.00%
Loo Yoon Moy	17,857	5,000	12,857	0.00%
Ng Kim Guak	17,857	5,000	12,857	0.00%
Tan Yong Kiong	17,857	5,000	12,857	0.00%
Tuan Mei Ling	17,857	5,000	12,857	0.00%
Wong Yoke Chun	53,571	20,000	33,571	0.01%
Yong Siew Ling	17,857	5,000	12,857	0.00%
Chai Choon Heong	17,857	5,000	12,857	0.00%
Fong Cai Yan	17,857	5,000	12,857	0.00%
Low Yoke Fong	14,286	3,000	11,286	0.00%
Tiong Hong Hong	17,857	5,000	12,857	0.00%
Voon Mui Jin @ Voon Tiew Moi	17,857	5,000	12,857	0.00%
Yeh Ching Un	17,857	5,000	12,857	0.00%
Yeoh Hui Leng	17,857	5,000	12,857	0.00%
Goh Anna	142,857	40,000	102,857	0.03%
Lai Chu Len & Lai Chiew Len	8,929	3,000	5,929	0.00%
Lee Chak Keong	17,857	5,000	12,857	0.00%
Leong Mun Peow	8,929	3,000	5,929	0.00%
Toh Lee Ping	17,857	5,000	12,857	0.00%
Tung Yoon Wai	142,857	40,000	102,857	0.03%
Chin Siau Fong	17,857	5,000	12,857	0.00%
Fong Lye Foong	142,857	40,000	102,857	0.03%
Liew Miu Fah	17,857	5,000	12,857	0.00%
Liew Miu Yoong	17,857	5,000	12,857	0.00%
Tan Chuen Loong	142,857	40,000	102,857	0.03%
Vilor Capital Sdn Bhd	71,429	20,000	51,429	0.01%
Chong Ching Fong	35,714	8,000	27,714	0.01%
Kek Kee Hiong	25,000	5,000	20,000	0.01%
Koay Lai Heng @ Koay & Hooi Koon	17,857	5,000	12,857	0.00%
Lew Mun Yee	142,857	40,000	102,857	0.03%
Liew Miew Choong	17,857	5,000	12,857	0.00%
Seaw Keng Seng	142,857	40,000	102,857	0.03%
Chang Chung Jing	285,714	80,000	205,714	0.06%
Ch'ng Ley Ming	17,857	5,000	12,857	0.00%
Dato' Ng Aun Hooi	285,714	80,000	205,714	0.06%
MOC Capital Berhad	285,714	80,000	205,714	0.06%
Yue Guan Sheng	142,857	40,000	102,857	0.03%
Chung Min Choo	17,857	5,000	12,857	0.00%
Dato' Khor Kean Hong	285,714	80,000	205,714	0.06%
Koh Rong Jin	17,857	5,000	12,857	0.00%
Tan Chooi Lian	17,857	5,000	12,857	0.00%
VC Club Sdn. Bhd.	142,857	40,000	102,857	0.03%
Wee Ai Chen	17,857	5,000	12,857	0.00%
Lim Tze Wei	17,857	5,000	12,857	0.00%
Liyu Shu Jie	17,857	5,000	12,857	0.00%
Mai Kwee Hong	17,857	5,000	12,857	0.00%
Wealcaps Berhad	71,429	20,000	51,429	0.01%
Lee Khin Seng	30,000	10,000	20,000	0.01%
Chang Hoon Liang	30,000	10,000	20,000	0.01%
Tan Hong Tee	30,000	10,000	20,000	0.01%
Chan Won Chun	30,000	10,000	20,000	0.01%
Yong Pow Leong	127,000	40,000	87,000	0.02%
Wu WeiJie	30,000	10,000	20,000	0.01%
Wong Chin-Tien	30,000	10,000	20,000	0.01%
Hueck Capital Sdn Bhd	60,000	20,000	40,000	0.01%
Wong Kit Yeing Jean	30,000	10,000	20,000	0.01%
Phang Lai Poh	30,000	10,000	20,000	0.01%
Goh Choon Lan	10,000	3,000	7,000	0.00%
Khiew Woon Sun	60,000	20,000	40,000	0.01%
Lim Lay Hong	30,000	10,000	20,000	0.01%
Kuan Thiam Soong	150,000	50,000	100,000	0.03%
Chee Yen Lian	90,000	30,000	60,000	0.02%
Chong Kwee Faa	120,000	40,000	80,000	0.02%
Ho Jia Jia	30,000	10,000	20,000	0.01%
Chong Kah Li	60,000	20,000	40,000	0.01%
Lue Hoi Chan	30,000	10,000	20,000	0.01%
How Geok Moi	30,000	10,000	20,000	0.01%
Ng Guan Ching	30,000	10,000	20,000	0.01%
Yang Pow Kwai	30,000	10,000	20,000	0.01%
Yeok Lee Gaik	60,000	20,000	40,000	0.01%
Chen Yi-Lung	30,000	10,000	20,000	0.01%
Leong Chee Weng	60,000	20,000	40,000	0.01%
Zhu Qing	180,000	60,000	120,000	0.03%
Teo Kim Hong	30,000	10,000	20,000	0.01%
Tan Sri Lai Teck Peng	500,000	150,000	350,000	0.10%
Go Lian Tin	60,000	20,000	40,000	0.01%
Phua Chzer Siong	30,000	10,000	20,000	0.01%
Soo Lih Chean @ Edna Soo	30,000	10,000	20,000	0.01%
Loo Sin Ching	90,000	30,000	60,000	0.02%
Teow Siew Choo	30,000	10,000	20,000	0.01%
Tan Sri Lai Teck Peng	30,000	10,000	20,000	0.01%
TOTAL	359,305,561	4,409,000	354,896,561	96.36%

* Chong Khooi You is our sole officer and director at this time. He is also our controlling shareholder.

** Bio Life Distribution Sdn Bhd is owned entirely by Mr. Chin Woon How.

*** Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP is owned by GC Investment Management Limited.

**** Greenpro Venture Capital Limited is owned by Greenpro Capital Corp. The controlling shareholders of Greenpro Capital Corp. are Mr. Lee Chong Kuang and Mr. Loke Che Chan.

PLAN OF DISTRIBUTION

The Company has 359,305,561 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 4,409,000 shares of our common stock held by existing shareholders at a fixed price of $0.80 per share for the duration of the offering. The Company is also registering an additional 9,000,000 shares of its common stock for sale at the fixed price of $0.80 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Chong Khooi You will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Chong Khooi You is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Chong Khooi You will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Chong Khooi You is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Chong Khooi You will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Chong Khooi You will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 9,000,000 shares being offered on behalf of the Company itself. The proceeds from the 4,409,000 shares held by shareholders, if sold, will not go to the Company, but will go to the shareholders directly. The price per share is fixed at $0.80 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholders must be made at the fixed price of $0.80 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.80 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $34,980. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

*Mr. Chong Khooi You will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Chong Khooi You ’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Chong Khooi You intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Chong Khooi You will decide whether shares are being sold by the Company or by Mr. Chong Khooi You himself.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Bioplus Life Corp.”, (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders the selling shareholder(s) will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of our their own common stock. Selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regards to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 359,305,561 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred shall hereinafter by prescribed by resolution of the board of directors.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by Total Asia Associates, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

We have two manufacturing facilities. The first is located at No. 9, Jalan P4/8B, Bandar Teknologi Kajang, 43500 Semenyih, Selangor Darul Ehsan, Malaysia and the second is located at No. 10, Jalan P4/8B, Bandar Teknologi Kajang, 43500 Semenyih, Selangor Darul Ehsan, Malaysia.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and directors of the Company are provided below:

Officer Biographies

NAME	AGE	POSITION
Chong Khooi You	45	Chief Executive Officer, President, Secretary, Treasurer, Director

Chong Khooi You - Chief Executive Officer, President, Secretary, Treasurer, Director

Mr. Chong has been engaged in the healthcare industry for over 20 years. From 1990 onwards, he has been involved in the healthcare industry working independently as a consultant for many MLM companies. In 2000, he founded Bio Life Solutions Sdn. Bhd and has been serving as the director and CEO of the company, a position he holds to this day. His responsibilities primarily focus on building the right business partnerships globally, implementing business plans for product development and communicating on behalf of the company to shareholders, employees, government authorities, other stakeholders and the public.

In 2015, Mr. Chong was awarded with the ASEAN Outstanding Business Award for his contribution to the health care industry market.

Mr. Chong’s experience in corporate management and business development has led the Board of directors to reach the conclusion that he should serve as President, Chief Executive Officer and Director of the Company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

*The below figures are in relation to our last two fiscal years.

Summary Compensation Table:

Name and principal position (a)	Year ended December 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Chong Khooi You, Chief Executive Officer, President, Secretary, Treasurer, Director	2016	75,000	-	-	-	-	-	-	$75,000
	2017	75,000	-	-	-	-	-	-	$75,000

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of August 17, 2018, the Company has 359,305,561 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Chong Khooi You, President, Chief Executive Officer, Secretary, Treasurer and Director	280,100,000	77.96%	none	n/a	77.96%
5% Shareholders
Greenpro Asia Strategic SPC-Greenpro Asia Strategic Fund SP*	35,000,000	9.74%	-	-	9.74%

*Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP is owned by GC Investment Management Limited.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 13, 2017, Chong Khooi You was appointed as President, Secretary, Treasurer, Chief Executive Officer, and a member of our Board of Directors. Additionally, on April 13, 2017, the Company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Chong Khooi You for initial working capital of $10.

On July 10, 2017, the Company acquired 100% of the equity interests of Bioplus Life Corp., a company incorporated in Labuan, Malaysia.

On July 19, 2017, the Company through its subsidiary in Labuan, Bioplus Life Corp., acquired 100% of the equity interests of Bioplus Life International Holdings Ltd, a company incorporated in Hong Kong.

On July 20, 2017, the Company issued 280,000,000 shares of restricted common stock to Mr. Chong Khooi You, each with a par value of $0.0001 per share, for additional working capital of $28,000.

On August 17, 2017, the Company issued 35,000,000 and 17,500,000 shares of restricted common stock to Greenpro Asia Strategic SPC and Greenpro VC respectively, each with a par value of $0.0001 per share, for additional working capital of $5,250.

On August 21, 2017, the Company issued 17,500,000 shares of restricted common stock to Bio Life Distribution Sdn Bhd, each with a par value of $0.0001 per share, for additional working capital of $1,750.

From September 25, 2017 to October 16, 2017, the Company sold shares to a total of 125 individuals, of whom reside in Malaysia. A total of 6,978,561 shares of restricted common stock were sold at a price of $0.01 per share. The total proceeds to the Company amounted to a total of $69,824.

On October 27, 2017, the Company through its subsidiary in Hong Kong, Bioplus Life International Holdings Ltd, acquired 100% equity interest of Bioplus Life Corp. (ShenZhen), a company incorporated in China.

From December 4, 2017 to May 30, 2018, the Company sold shares to 34 individuals, of whom reside in Malaysia. A total of 2,227,000 shares of restricted common stock were sold at a price of $0.30 per share. The total proceeds to the Company amounted to a total of $668,100.

On February 27, 2018 Bio Life Holdings Berhad, acquired 100% of the equity interests of Bio Life Neutraceuticals Sdn. Bhd., a company incorporated in Malaysia.

On June 11, 2018, the Company through its subsidiary in Hong Kong, Bioplus Life International Holdings Ltd, acquired 99.8% equity interest of Bio Life Holdings Berhad, a company incorporated in Malaysia.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

Bio Life Distribution Sdn Bhd is owned entirely by Mr. Chin Woon How.

Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP is owned by GC Investment Management Limited.

Greenpro Venture Capital Limited is owned by Greenpro Capital Corp. The controlling shareholders of Greenpro Capital Corp. are Mr. Lee Chong Kuang and Mr. Loke Che Chan.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

For the Year Ended December 31, 2017
Audit fees	$28,000
Audit related fees	-
Tax fees	-
All other fees	-
Total	$28,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Bioplus Life Corp.

No 9 & 10, Jalan P4/8B

Bandar Teknologi Kajang

43500 Semenyih, Selangor D.E.

Malaysia

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bioplus Life Corp (the ‘Company’) as of December 31, 2017 and 2016, and the related consolidated statements of income, stockholders’ equity, and cash flows for the each of the two years in the period ended of December 31, 2017 and 2016, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

_/S/Total Asia Associates PLT_

TOTAL ASIA ASSOCIATES PLT

We have served as the Company’s auditor since 2018.

Petaling Jaya, Malaysia

August 17, 2018

- F2 -

BIOPLUS LIFE CORP.

CONSOLIDATED BALANCE SHEET

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		As of Dec 31,
	Note	2017	2016
ASSETS
Current assets:
Cash and bank balances		$300,646	$229,654
Account receivables		205,084	102,107
Income tax receivables		14,567	7,354
Amount due from stockholders	3	47,100	-
Amount due from related parties	4	258,759	218,136
Amount due from directors	5	173,217	-
Inventories	6	33,127	-
Other receivables, deposits and prepayments	7	121,959	9,768

Total current assets		1,154,459	567,019

Non-current assets:
Property, plant and equipment, net	8	2,112,881	1,759,918

TOTAL ASSETS		$3,267,340	$2,326,937

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Account payables		$112,620	$140,713
Obligation under finance lease	9	17,979	15,767
Bank borrowings	10	153,271	23,538
Amount due to related parties	4	51,851	46,891
Other payables and accrued liabilities	11	368,143	72,832
Amount due to directors	5	-	8,783

Total current liabilities		703,864	308,524

Non-current liabilities:
Obligation under finance lease	9	65,911	56,197
Bank borrowings	10	640,140	600,626
Deferred taxation	12	26,326	-

Total non-current liabilities		732,377	656,823

TOTAL LIABILITIES		$1,436,241	$965,347

Stockholders’ equity:
Issued capital, 358,463,553 and 1,006,882 shares issued and outstanding as of Dec 31, 2017 and 2016, respectively	13	$310,576	$252,117
Additional paid up share capital		1,536,712	1,200,756
Accumulated (loss)/profit		(13,014)	70,146
Other comprehensive loss		(3,175)	(161,429)

Total stockholders’ equity		1,831,099	1,361,590

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY		$3,267,340	$2,326,937

See accompanying notes to financial statements

- F3 -

BIOPLUS LIFE CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		Years ended Dec 31,
	Note	2017	2016
Revenues, net		$1,741,728	$1,039,009

Cost of revenues		(1,196,632)	(727,182)

Gross profit		545,096	311,827

Other income		6,468	678

Operating expenses:
General and operating expenses		(565,319)	(268,835)
Finance cost		(28,632)	(2,724)

Total expenses		(593,951)	(271,559)

(Loss)/profit from operations		(42,387)	40,946

Income tax expense	12	(40,773)	(17,488)

(Loss)/Profit after taxation		(83,160)	23,458

Dividend paid		-	(48,213)

NET LOSS		$(83,160)	$(24,755)

Other comprehensive expense:
- Foreign currency translation profit/(loss)		158,252	(115,177)

COMPREHENSIVE PROFIT/(LOSS)		$75,092	$(139,932)

Earnings per share		$-	$-

Weighted average number of common shares outstanding -Basic and diluted		145,867,698	355,550

See accompanying notes to financial statements

- F4 -

BIOPLUS LIFE CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount expressed in United States Dollars (“US$))

	Years ended Dec 31
	2017	2016
Cash flows from operating activities:
Net (loss)/profit	$(42,387)	$40,946

Adjustments to reconcile net profit to net cash used in operating activities:
Depreciation of property, plant and equipment	78,205	44,540
Loss on disposal of property, plant and equipment	-	1,448
Interest expenses	28,632	2,724
Operating profit before working capital changes	64,450	89,658

Changes in operating assets and liabilities:
Inventories	(33,127)	-
Account receivables	(102,978)	(32,607)
Other receivables, deposits and prepayments	(112,191)	1,362
Amount due from related parties	(35,663)	(168,671)
Amount due from directors	(182,001)	5,920
Account payable	(28,092)	140,713
Other payables and accrued liabilities	295,311	60,443
Cash (used in)/generated from operating activities	(134,291)	96,818
Tax refunded	12,149	-
Tax paid	(35,434)	(47,185)
Net cash (used in)/generated from operating activities	(157,576)	49,633

Cash flows from investing activities:
Proceed from disposal of property, plant and equipment	-	40,123
Purchase of property, plant and equipment	(249,387)	(1,785,325)
Amount due from shareholders	(47,100)	-
Net cash used in investing activities	(296,487)	(1,745,202)

Cash flows from financing activities:
Proceed from issued shares	394,415	1,419,771
Interest expenses	(28,632)	(2,724)
Dividend paid	-	(48,212)
Acquisition of term loan	-	675,106
Acquisition of hire purchase	23,092	78,441
Repayment of term loan borrowing	(21,477)	-
Repayment of hire purchase borrowing	(11,165)	(64,998)
Net cash generated from financing activities	356,233	2,057,384

Foreign currency translation adjustment	43,249	(169,380)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(54,581)	192,435

CASH AND CASH EQUIVALENTS, BEGINNING OF FINANCIAL YEAR	229,654	37,219

CASH AND CASH EQUIVALENTS, END OF FINANCIAL YEAR	$175,073	229,654

CASH AND CASH EQUIVALENTS INFORMATION:
Cash and bank balance	$300,646	$229,654
Bank overdraft	(125,573)	-
Cash and cash equivalents, end of financial year	175,073	229,654

See accompanying notes to financial statements

- F5 -

BIOPLUS LIFE CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Amount expressed in United States Dollars (“US$))

	Common stock		Additional paid up share capital	Accumulated profit/(loss)	Accumulated other comprehensive loss	Total Equity
	Number of Shares	Share Capital
Balance as of Jan 01, 2016	100,100	$33,126	-	$94,901	$(46,252)	$81,775
Issued shares	906.782	218,991	1,200,756	-	-	1,419,747
Net loss for the year	-	-	-	(24,755)	-	(24,755)
Foreign currency translation loss	-	-	-	-	(115,177)	(115,177)
Balance as of Dec 31, 2016	1,006,882	252,117	1,200,756	70,146	(161,429)	1,361,590
Issued shares	357,456,671	58,559	335,956	-	-	394,515
Elimination	-	(100)	-	-	-	(100)
Net loss for the year	-	-		(83,160)	-	(83,160)
Foreign currency translation profit	-	-		-	158,254	158,254
Balance as of Dec 31, 2017	358,463,553	310,576	1,536,712	(13,014)	(3,175)	1,831,099

See accompanying notes to financial statements.

- F6 -

BIOPLUS LIFE CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

(Amount expressed in United States Dollars (“US$”), except for number of shares)

1.	ORGANIZATION AND BUSINESS BACKGROUND

Bioplus Life Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on April 13, 2017. For purposes of financial statements presentation, Bioplus Life Corp. and its subsidiaries are herein referred to as “the Company” or “We”.

We have historically conducted our business through Bio Life Neutraceuticals Sdn Bhd, a private limited liability company, incorporated in Malaysia. Bioplus Life Corp. (US), incorporated in United State of Nevada, is an investment holding company with 100% equity interest in Bioplus Life Corp. (Labuan), a company incorporated in Labuan, which subsequent hold 100% equity interest in Bioplus Life International Holdings Limited, a company incorporated in Hong Kong, which subsequent hold 99.8% equity interest in Bio Life Holdings Berhad, a company incorporated in Malaysia, which subsequent hold 100% equity interest in Bio Life Neutraceuticals Sdn Bhd. On December 31, 2017, Bioplus Life Corp was organized to be holding company parent to, and succeed to the operations of, Bioplus Life Corp. (Labuan), Bioplus Life International Holdings Ltd, Bio Life Holdings Berhad and Bio Life Neutraceuticals Sdn Bhd. This transaction was accounted for as a transaction among entities under common control and the assets, liabilities, revenues, and expenses, and as if the transfer occurred at the beginning of the period. Prior periods have been retrospectively adjusted to furnish comparative information.

The Company, through its subsidiaries mainly an investment holding and supplies high quality health products. Details of the Company’s subsidiaries:

No	Company Name	Place/Date of Incorporation	Particulars of Issued Capital	Principal Activities
1	Bioplus Life Corp. (Labuan)	Malaysia, Labuan May 19, 2017	357,355,561 shares of ordinary shares of US$1 each	Investment Holding
2	Bioplus Life International Holdings Ltd.	Hong Kong June 20, 2017	1 shares of ordinary shares of HK$1 each	Investment Holding
3	Bio Life Holdings Berhad	Malaysia May 19, 2016	107,992 shares of ordinary shares of RM1 each	Investment Holding
4	Bio Life Neutraceuticals Sdn Bhd	Malaysia, Selangor August 27, 2009	1,000,000 shares of ordinary shares of RM1 each	Trading of Consumer Products

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

•	Cash and cash equivalents

Cash and cash equivalents represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Property, plant and equipment

Property and plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis to write off the cost over the following expected useful lives of the assets concerned. The principal annual rates used are as follows:

Categories	Principal Annual Rates/Expected Useful Life
Computer hardware	20%
Furniture & fittings	10%
Handphone	20%
Landscape	20%
Leasehold land and building	99 years
Machinery	10%
Motor vehicle	20%
Office equipment	10%
Renovation	20%
Signboard	10%
Tools and equipment	10%

Fully depreciated plant and equipment are retained in the financial statements until they are no longer in use.

•	Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenues in the Condensed Statements of Operations and Comprehensive Income.

•	Revenue recognition

Revenue recognized when it is probable that the economic benefits associated with the transaction will flow to the enterprise and the amount of the revenue can be measured reliably. Revenue is measured at the fair value of consideration received or receivable.

a.	Sales of goods or rendering of services

An entity shall recognize revenue associated with the transaction by reference to the stage of completion of the transaction at the end of the reporting period. The outcome of a transaction can be estimated reliably when all the following conditions are satisfied: -

i.	The amount of revenue can be measured reliably;

ii.	It is probable that the economic benefits associated with the transaction will flow to the entity;

iii.	The stage of completion of the transaction at the end of the reporting period can be measured reliably; and

iv.	The costs incurred for the transaction and the costs to complete the transaction can be measured reliably.

b.	Interest income

Interest is recognized on receipt basis.

•	Cost of revenues

Cost of revenue includes the purchase cost of retail goods for re-sale to customers and packing materials (such as boxes). It excludes purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs and other costs of distribution network in cost of revenues.

- F7 -

•	Shipping and handling fees

Shipping and handling fees, if billed to customers, are included in revenue. Shipping ang handling fees associated with inbound and outbound freight are expensed as incurred and included in selling and distribution expenses.

•	Comprehensive income

ASC Topic 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation and cumulative net change in the fair value of available-for-sale investments held at the balance sheet date. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Income tax expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company maintains its books and record in a local currency, Malaysian Ringgit (“MYR” or “RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective years:

	As of and for the year ended Dec 31,
	2017	2016
Year-end MYR : US$1 exchange rate	4.0620	4.4860
Yearly average MYR : US$1 exchange rate	4.3004	4.1483

•	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•	Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

	Level 1 : Observable inputs such as quoted prices in active markets;

	Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

	Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

As of Dec 31, 2017, and 2016, the Company did not have any nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

- F8 -

•	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In April 2014, the FASB issued ASU 2014-08 “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360) - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”, which changes the threshold for reporting discontinued operations and adds new disclosures. The new guidance defines a discontinued operation as a disposal that “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The standard is required to be adopted by public business entities in annual periods beginning on or after December 15, 2014, and interim periods within those annual periods. Entities may “early adopt” the guidance for new disposals. The Company does not expect that the adoption will have a material impact on its financial statements. In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)" which clarifies and improves the principles for recognizing revenue and develops a common revenue standard for United States generally accepted accounting principles (U.S. GAAP) and International Financial Reporting Standards (IFRS) that among other things, improves comparability of revenue recognition practices and provides more useful information to users of financial statements through improved disclosure requirements. The amendments in ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period. The Company is currently reviewing the effect of this guidance on its revenue recognition.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact of the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In June 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements-Going concern (Subtopic 205-40) which provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. This guidance in ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company does not expect that the adoption will have a material impact on its financial statements.

In November 2014, FASB issued Accounting Standards Update No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force).The amendments permit the use of the Fed Funds Effective Swap Rate (also referred to as the Overnight Index Swap Rate, or OIS) as a benchmark interest rate for hedge accounting purposes. Public business entities are required to implement the new requirements in fiscal years (and interim periods within those fiscal years) beginning after December 15, 2015. All other types of entities are required to implement the new requirements in fiscal years beginning after December 15, 2015, and interim periods beginning after December 15, 2016. The Company does not expect the adoption of ASU 2014-16 to have a material impact on its financial statements.

In February 2015, the FASB issued ASU 2015-02 "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. The Company is currently in the process of evaluating the impact of the adoption of ASU 2015-02 on its financial statements.

In April 2015, the FASB issued ASU 2015-03 “Simplifying the Presentation of Debt Issuance Costs”, which changes the presentation of debt issuance costs in the financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. The guidance is effective for annual reporting periods beginning after December 15, 2016, with early adoption permitted. The guidance will be applied retrospectively to each period presented. The adoption of this standard update is not expected to have any impact on the Company's financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory, which requires an entity to measure inventory within the scope at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The effective date for the standard is for fiscal years beginning after December 15, 2016. Early adoption is permitted. The Company does not expect the adoption of ASU 2015-11 to have a material impact on its financial statements.

In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. To simplify the accounting for adjustments made to provisional amounts recognized in a business combination, the amendments eliminate the requirement to retrospectively account for those adjustments. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued. The Company does not expect the adoption of ASU 2015-16 to have a material impact on its financial statements.

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

- F9 -

3.	AMOUNT DUE FROM STOCKHOLDERS

The amounts are unsecured, bear no interest and are payable on demand.

4.	AMOUNT DUE FROM/(TO) RELATED PARTIES

The amounts are unsecured, bear no interest and are payable on demand.

5.	AMOUNT DUE FROM/(TO) DIRECTORS

The amounts are unsecured, bear no interest and are payable on demand.

6.	INVENTORIES
	As at Dec 31
	2017	2016
Finished goods, at cost	$33,127	$-
Total inventories	33,127	-

7.	OTHER RECEIVABLES, DEPOSITS AND PREPAYMENTS

	As at Dec 31
	2017	2016
Other receivables	$224	$8,007
Deposits	105,086	-
Prepayments	16,649	1,761
	121,959	9,768

8.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	As of Dec 31,
	2017	2016

Computer hardware	$21,447	5,399
Furniture & fittings	31,249	1,663
Handphone	3,381	1,193
Landscape	3,501	-
Leasehold land and building	1,881,464	1,702,520
Machinery	41,657	-
Motor vehicle	159,601	110,796
Office equipment	49,917	1,889
Renovation	71,910	1,337
Signboard	3,203	-
Tools and equipment	449	407
	2,267,779	1,825,204
(Less): Accumulated depreciation	(146,308)	(66,389)
(Less): Foreign translation difference	(8,590)	1,103
Property, plant and equipment, net	$2,112,881	$1,759,918

Depreciation expense for the year ended December 31, 2017 and December 31, 2016 were $78,205 and $44,540, respectively.

As of December 31, 2017, and 2016 the Company acquired motor vehicle under finance lease with a carrying value of $81,914 $69,355, respectively.

The leasehold land and building with carrying amount of $1,845,574 (2016: $1,862,293) have been charged to licensed bank to secure banking facilities granted to the Company.

- F10 -

9.	OBLIGATION UNDER FINANCE LEASE

The Company purchased a motor vehicle under a finance lease agreement with the effective interest rate of 5.22% per annum (2016: 5.22% per annum), with principal and interest payable monthly. The obligation under the finance lease is as follows:

	As at Dec 31
	2017		2016
Present value of hire purchase liabilities:	$		$
Not later than one year		17,979		15,767
Later than one year but not later than two years		15,936		12,042
Later than two years but not later than five years		49,975		44,155
		83,890		71,964

Analysed as:	$		$
Current portion		17,979		15,767
Non-current portion		65,911		56,197
		83,890		71,964

10.	BANK BORROWINGS

	As at Dec 31
	2017		2016
Secured: -	$		$
Bank overdraft		125,573		-
Term loan		667,838		624,164
		793,411		624,164

Analyzed as:	$		$
Current portion		153,271		23,538
Non-current portion		640,140		600,626
		793,411		624,164

The bank overdraft of the Company is secured by way of the following:

a.	A Facilities Agreement for US$377,277;
b.	Master Facility Agreement.
c.	Joint and Several Guarantee to be executed by the subsidiary directors of Bio Life Neutraceuticals Sdn Bhd.

Interested charged on the bank overdraft is 4% (2016: Nil) above the bank base lending rate per annum.

The term loan of the Company is secured by way of the following:

a.	A Facilities Agreement for US$1,705,086;
b.	Master Facility Agreement.
c.	Joint and Several Guarantee to be executed by the subsidiary directors of Bio Life Neutraceuticals Sdn Bhd.

The term loan is payable by 240 monthly installments of US$4,492 each including interest, commencing from Oct 10, 2016 and subject to interest at 4% per annum flat.

11.	OTHER PAYABLES AND ACCRUED LIABILITIES

	As at Dec 31
	2017	2016
Other payables	$334,951	$67,621
Accrued other expenses	24,538	4,057
Deposit received	8,654	1,154
	368,143	72,832

- F11 -

12.	INCOME TAX

The loss before income taxes of the Company for the years ended Dec 31, 2017 and 2016 were comprised of the following:

		As of Dec 31,
	2017		2016
	$		$
Tax jurisdictions from:
Local		(105,000)		-
Foreign, representing:
Malaysia		62,837		40,946
Hong Kong		(224)		-
(Loss)/Profit before incomes taxes		(42,387)		40,946

Provision for income taxes consisted of the following:

		As of Dec 31,
	2017		2016
	$		$
Current
Local		-		-
Foreign, representing:
Malaysia		40,772		17,488
Hong Kong		1		-
Deferred
Local		-		-
Foreign, representing:
Malaysia		26,326		-
Hong Kong		-		-
		67,099		17,488

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company and its subsidiary that operate in various countries: United States, Hong Kong and Malaysia that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. The Tax Cuts and Jobs Act was enacted in the United States on December 22, 2017. The Act reduces the US federal corporate tax rate from 35% to 21%, requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred, and creates new taxes on certain foreign sourced earnings. In December 2017, the SEC issued SAB 118, which directs taxpayers to consider the impact of the U.S. legislation as “provisional” when it does not have the necessary information available, prepared or analyzed (including computations) in reasonable detail to complete its accounting for the change in tax law.

As of Dec 31, 2017, the Company does not recognize any provisional amount for the transition tax.

Hong Kong
Bioplus Life International Holdings Ltd is subject to Hong Kong Profits Tax, which is charged at the statutory income tax rate of 16.5% on its assessable income.

Malaysia

Bio Life Holdings Berhad and Bio Life Neutraceuticals Sdn Bhd are subject to Malaysia Corporate Tax, which is charged at the statutory income tax rate range from 18% to 24% on its assessable income.

13.	STOCKHOLDERS’ EQUITY

During the year, the Company has issued the following ordinary shares:

	Number of ordinary shares		As at Dec 31
	2017	2016	2017		2016
	Units	Units		USD		USD
Issued and fully paid:			$		$

At date of incorporation	1,006,882	100,100		1,452,873		33,127
Issued during the year	357,456,671	906,782		394,415		1,419,746
At the end of the year	358,463,553	1,006,882		1,847,288		1,452,873

Pursuant to the Companies Act 2016 in Malaysia, effective from 31 January 2017, the concept of authorized share capital and par value has been abolished. Amount standing to the credit of premium account/capital redemption reserve are transferred to share capital as at that date. Ordinary shares of the Company have no par value.

- F12 -

14.	RELATED PARTIES TRANSACTIONS
	As of Dec 31,
	2017	2016

Transaction with company in which a shareholder has substantial financial interest:
Sales	$-	$261,250
Purchases	724,250	1,027,905
Rental of office	517	-

The related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

15.	FOREIGN CURRENCY EXCHANGE RATE

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate post higher or lower income depending on exchange rate converted into US$ at the end of the financial year. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

16.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2017 up through the date the Company presented these audited financial statements.

- F13 -

BIOPLUS LIFE CORP.

INDEX TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Page

Condensed Consolidated Balance Sheets	F-15

Condensed Consolidated Statements of Operations and Comprehensive Loss	F-16

Condensed Consolidated Statements of Cash Flows	F-17

Notes to Condensed Consolidated Financial Statements	F-18 – F-23

- F14 -

BIOPLUS LIFE CORP.

CONDENSED CONSOLIDATED BALANCE SHEET

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		June 30, 2018	Dec 31, 2017
	Note	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and bank balances		$598,330	$300,646
Account receivables		540,468	205,084
Income tax receivables		30,127	14,567
Amount due from stockholders	3	9,000	47,100
Amount due from related parties	4	32,401	258,759
Amount due from directors	5	3,567	173,217
Inventories	6	76,792	33,127
Other receivables, deposits and prepayments	7	49,709	121,959

Total current assets		1,340,394	1,154,459

Non-current assets:
Property, plant and equipment, net	8	2,227,564	2,112,881

TOTAL ASSETS		$3,567,958	$3,267,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Account payables		$95,679	$112,620
Obligation under finance lease	9	8,014	17,979
Bank borrowings	10	232,509	153,271
Amount due to related parties	4	72,772	51,851
Other payables and accrued liabilities	11	476,315	368,143
Amount due to directors	5	10,731	-
Provision for tax		2	-

Total current liabilities		896,022	703,864

Non-current liabilities:
Obligation under finance lease	9	66,295	65,911
Bank borrowings	10	627,830	640,140
Deferred taxation	12	26,479	26,326

Total non-current liabilities		720,604	732,377

TOTAL LIABILITIES		$1,616,626	$1,436,241

Stockholders’ equity:
Issued capital, 359,305,561 and 358,463,553 shares issued and outstanding as of June 30, 2018 & Dec 31, 2017	13	$35,931	$310,576
Additional paid up share capital		1,960,839	1,536,712
Accumulated profit/(loss)		33,665	(13,014)
Other comprehensive loss		(79,103)	(3,175)

Total stockholders’ equity		1,951,332	1,831,099

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY		$3,567,958	$3,267,340

See accompanying notes to financial statements

- F15 -

BIOPLUS LIFE CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amount expressed in United States Dollars (“US$”), except for number of shares)

		Six months ended June 30,
	Note	2018	2017

Revenues, net		$1,260,544	$613,913

Cost of revenues		(738,141)	(515,782)

Gross profit		522,403	98,131

Other (loss)/income		(8,379)	62

Operating expenses:
General and operating expenses		(500,347)	(248,355)
Finance cost		(15,211)	(13,953)

Total expenses		(515,558)	(262,308)

NET LOSS		(1,534)	(164,115)

Other comprehensive expense:
- Foreign currency translation profit		82,294	61,097

COMPREHENSIVE PROFIT/(LOSS)		$80,760	$(103,018)

See accompanying notes to financial statements

- F16 -

BIOPLUS LIFE CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount expressed in United States Dollars (“US$))

	Six months ended June 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(1,534)	$(164,115)

Adjustments to reconcile net profit to net cash used in operating activities:
Depreciation of property, plant and equipment	43,627	44,712
Loss on disposal of property, plant and equipment		-
Interest expenses	15,211	13,953
Operating profit/(loss) before working capital changes	57,304	(105,450)

Changes in operating assets and liabilities:
Inventories	(43,665)	-
Account receivables	(335,385)	62,519
Other receivables, deposits and prepayments	72,251	(63,144)
Amount due from related parties	247,280	(54,073)
Amount due from directors	180,383	(151,047)
Account payable	(16,941)	102,763
Other payables and accrued liabilities	108,172	(60,373)
Cash generated/(used in) from operating activities	269,399	(268,805)
Tax refunded	15,560	-
Tax paid	-	(19,293)
Net cash generated/(used in) from operating activities	284, 959	(288,098)

Cash flows from investing activities:
Purchase of property, plant and equipment	(144,921)	(21,922)
Amount due from shareholders	38,100	-
Net cash used in investing activities	(106,821)	(21,922)

Cash flows from financing activities:
Proceed from issued shares	195	206,581
Interest expenses	(15,211)	(13,953)
Repayment of term loan borrowing	(13,960)	(11,872)
Repayment of hire purchase borrowing	(9,581)	(5,018)
Net cash (used in)/generated from financing activities	(38,557)	175,738

Foreign currency translation adjustment	81,102	11,317

NET CHANGE IN CASH AND CASH EQUIVALENTS	220,683	(122,965)

CASH AND CASH EQUIVALENTS, BEGINNING OF FINANCIAL YEAR	175,073	229,654

CASH AND CASH EQUIVALENTS, END OF FINANCIAL YEAR	$395,756	106,689

CASH AND CASH EQUIVALENTS INFORMATION:
Cash and bank balance	$598,330.	$112,013.
Bank borrowings	(202,574)	(5,324)
Cash and cash equivalents, end of financial year	395,756	106,689

See accompanying notes to financial statements

- F17 -

1.	ORGANIZATION AND BUSINESS BACKGROUND

Bioplus Life Corp., a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on April 13, 2017. For purposes of financial statements presentation, Bioplus Life Corp. and its subsidiaries are herein referred to as “the Company” or “We”.

We have historically conducted our business through Bio Life Neutraceuticals Sdn Bhd, a private limited liability company, incorporated in Malaysia. Bioplus Life Corp. (US), incorporated in United State of Nevada, is an investment holding company with 100% equity interest in Bioplus Life Corp. (Labuan), a company incorporated in Labuan, which subsequent hold 100% equity interest in Bioplus Life International Holdings Limited, a company incorporated in Hong Kong, which subsequent hold 99.8% equity interest in Bio Life Holdings Berhad, a company incorporated in Malaysia, which subsequent hold 100% equity interest in Bio Life Neutraceuticals Sdn Bhd. On December 31, 2017, Bioplus Life Corp was organized to be holding company parent to, and succeed to the operations of, Bioplus Life Corp. (Labuan), Bioplus Life International Holdings Ltd, Bio Life Holdings Berhad and Bio Life Neutraceuticals Sdn Bhd. This transaction was accounted for as a transaction among entities under common control and the assets, liabilities, revenues, and expenses, and as if the transfer occurred at the beginning of the period. Prior periods have been retrospectively adjusted to furnish comparative information.

The Company, through its subsidiaries mainly an investment holding and supplies high quality health products. Details of the Company’s subsidiaries:

No	Company Name	Place/Date of Incorporation	Particulars of Issued Capital	Principal Activities
1	Bioplus Life Corp. (Labuan)	Malaysia, Labuan May 19, 2017	359,305,561 shares of ordinary shares of US$1 each	Investment Holding
2	Bioplus Life International Holdings Ltd.	Hong Kong June 20, 2017	1 shares of ordinary shares of HK$1 each	Investment Holding
3	Bio Life Holdings Berhad	Malaysia May 19, 2016	107,992 shares of ordinary shares of RM1 each	Investment Holding
4	Bio Life Neutraceuticals Sdn Bhd	Malaysia, Selangor August 27, 2009	5,456,207 shares of ordinary shares of RM1 each	Trading of Consumer Products
5	Bioplus Life Corp. (ShenZhen)	China, ShenZhen October 27, 2017	-	Trading of Consumer Products

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

•	Basis of presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

•	Cash and cash equivalents

Cash and cash equivalents represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Property, plant and equipment

Property and plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis to write off the cost over the following expected useful lives of the assets concerned. The principal annual rates used are as follows:

Categories	Principal Annual Rates/Expected Useful Life
Computer hardware	20%
Furniture & fittings	10%
Handphone	20%
Landscape	20%
Leasehold land and building	99 years
Machinery	10%
Motor vehicle	20%
Office equipment	10%
Renovation	20%
Signboard	10%
Tools and equipment	10%

Fully depreciated plant and equipment are retained in the financial statements until they are no longer in use.

•	Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenues in the Condensed Statements of Operations and Comprehensive Income.

•	Revenue recognition

Revenue recognized when it is probable that the economic benefits associated with the transaction will flow to the enterprise and the amount of the revenue can be measured reliably. Revenue is measured at the fair value of consideration received or receivable.

a.	Sales of goods or rendering of services

An entity shall recognize revenue associated with the transaction by reference to the stage of completion of the transaction at the end of the reporting period. The outcome of a transaction can be estimated reliably when all the following conditions are satisfied: -

i.	The amount of revenue can be measured reliably;

ii.	It is probable that the economic benefits associated with the transaction will flow to the entity;

iii.	The stage of completion of the transaction at the end of the reporting period can be measured reliably; and

iv.	The costs incurred for the transaction and the costs to complete the transaction can be measured reliably.

b.	Interest income

Interest is recognized on receipt basis.

- F18 -

•	Cost of revenues

Cost of revenue includes the purchase cost of retail goods for re-sale to customers and packing materials (such as boxes). It excludes purchasing and receiving costs, inspection costs, warehousing costs, internal transfer costs and other costs of distribution network in cost of revenues.

•	Shipping and handling fees

Shipping and handling fees, if billed to customers, are included in revenue. Shipping ang handling fees associated with inbound and outbound freight are expensed as incurred and included in selling and distribution expenses.

•	Comprehensive income

ASC Topic 220, “Comprehensive Income” establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of stockholders’ equity consists of changes in unrealized gains and losses on foreign currency translation and cumulative net change in the fair value of available-for-sale investments held at the balance sheet date. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Income tax expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company maintains its books and record in a local currency, Malaysian Ringgit (“MYR” or “RM”), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective years:

	As of and for the six months ended June 30,
	2018	2017
Year-end MYR : US$1 exchange rate	4.0385	4.2940
Yearly average MYR : US$1 exchange rate	3.9373	4.3904
Year-end CNY: US$1 exchange rate	0.1510	-
Yearly average CNY: US$1 exchange rate	0.1570	-
•	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•	Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

	Level 1 : Observable inputs such as quoted prices in active markets;

	Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

	Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions

As of Dec 31, 2017, and 2016, the Company did not have any nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

- F19 -

•	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In April 2014, the FASB issued ASU 2014-08 “Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360) - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”, which changes the threshold for reporting discontinued operations and adds new disclosures. The new guidance defines a discontinued operation as a disposal that “represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results.” The standard is required to be adopted by public business entities in annual periods beginning on or after December 15, 2014, and interim periods within those annual periods. Entities may “early adopt” the guidance for new disposals. The Company does not expect that the adoption will have a material impact on its financial statements. In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)" which clarifies and improves the principles for recognizing revenue and develops a common revenue standard for United States generally accepted accounting principles (U.S. GAAP) and International Financial Reporting Standards (IFRS) that among other things, improves comparability of revenue recognition practices and provides more useful information to users of financial statements through improved disclosure requirements. The amendments in ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date. The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period. The Company is currently reviewing the effect of this guidance on its revenue recognition.

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. In August 2015, the FASB issued an Accounting Standards Update to defer by one year the effective dates of its new revenue recognition standard until annual reporting periods beginning after December 15, 2017 (2018 for calendar-year public entities) and interim periods therein. Management is currently assessing the impact of the adoption of ASU 2014-09 and has not determined the effect of the standard on our ongoing financial reporting.

In June 2014, the FASB issued ASU 2014-15, "Presentation of Financial Statements-Going concern (Subtopic 205-40) which provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. This guidance in ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company does not expect that the adoption will have a material impact on its financial statements.

In November 2014, FASB issued Accounting Standards Update No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force).The amendments permit the use of the Fed Funds Effective Swap Rate (also referred to as the Overnight Index Swap Rate, or OIS) as a benchmark interest rate for hedge accounting purposes. Public business entities are required to implement the new requirements in fiscal years (and interim periods within those fiscal years) beginning after December 15, 2015. All other types of entities are required to implement the new requirements in fiscal years beginning after December 15, 2015, and interim periods beginning after December 15, 2016. The Company does not expect the adoption of ASU 2014-16 to have a material impact on its financial statements.

In February 2015, the FASB issued ASU 2015-02 "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. The Company is currently in the process of evaluating the impact of the adoption of ASU 2015-02 on its financial statements.

In April 2015, the FASB issued ASU 2015-03 “Simplifying the Presentation of Debt Issuance Costs”, which changes the presentation of debt issuance costs in the financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. The guidance is effective for annual reporting periods beginning after December 15, 2016, with early adoption permitted. The guidance will be applied retrospectively to each period presented. The adoption of this standard update is not expected to have any impact on the Company's financial statements.

In July 2015, the FASB issued ASU 2015-11, Inventory, which requires an entity to measure inventory within the scope at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The effective date for the standard is for fiscal years beginning after December 15, 2016. Early adoption is permitted. The Company does not expect the adoption of ASU 2015-11 to have a material impact on its financial statements.

In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments. To simplify the accounting for adjustments made to provisional amounts recognized in a business combination, the amendments eliminate the requirement to retrospectively account for those adjustments. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date with earlier application permitted for financial statements that have not been issued. The Company does not expect the adoption of ASU 2015-16 to have a material impact on its financial statements.

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2019, including interim periods within those years. The Company is evaluating this ASU and has not determined the effect of this standard on its ongoing financial reporting.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

- F20 -

3.	AMOUNT DUE FROM STOCKHOLDERS

The amounts are unsecured, bear no interest and are payable on demand.

4.	AMOUNT DUE FROM/(TO) RELATED PARTIES

The amounts are unsecured, bear no interest and are payable on demand.

5.	AMOUNT DUE FROM/(TO) DIRECTORS

The amounts are unsecured, bear no interest and are payable on demand.

6.	INVENTORIES
	June 30, 2018 (Unaudited)	Dec 31, 2017 (Audited)
Finished goods, at cost	$76,792	$33,127
Total inventories	76,792	33,127

7.	OTHER RECEIVABLES, DEPOSITS AND PREPAYMENTS

	June 30, 2018 (Unaudited)	Dec 31, 2017 (Audited)
Other receivables	$21,325	$224
Deposits	20,403	105,086
Prepayments	7,981	16,649
	49,709	121,959

8.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	June 30, 2018 (Unaudited)	Dec 31, 2017 (Audited)

Computer hardware	$26,431	$21,447
Furniture & fittings	104,478	31,249
Handphone	3,400	3,381
Landscape	3,522	3,501
Leasehold land and building	1,892,412	1,881,464
Machinery	83,251	41,657
Motor vehicle	160,530	159,601
Office equipment	52,485	49,917
Renovation	90,597	71,910
Signboard	4,710	3,203
Tools and equipment	4,080	449
	2,425,896	2,267,779
(Less): Accumulated depreciation	(203,431)	(146,308)
(Less): Foreign translation difference	5,099	(8,590)
Property, plant and equipment, net	$2,227,564	$2,112,881

Depreciation expense for the six months ended June 30, 2018 was $43,627 (Dec 31, 2017: $78,205).

For the six months ended June 30, 2018, the Company acquired motor vehicle under finance lease with a carrying value of $0. (Dec 31, 2017: $81,914).

The leasehold land and building with carrying amount of $1,843,412 (Dec 31, 2017: $1,845,574) have been charged to licensed bank to secure banking facilities granted to the Company.

- F21 -

9.	OBLIGATION UNDER FINANCE LEASE

The Company purchased a motor vehicle under a finance lease agreement with the effective interest rate of 5.22% per annum (Dec 31, 2017: 5.22% per annum), with principal and interest payable monthly. The obligation under the finance lease is as follows:

		June 30, 2018 (Unaudited)		Dec 31, 2017 (Audited)
Present value of hire purchase liabilities:	$		$
Not later than one year		8,014		17,979
Later than one year but not later than two years		16,029		15,936
Later than two years but not later than five years		50,266		49,975
		74,309		83,890

Analysed as:	$		$
Current portion		8,014		17,979
Non-current portion		66,295		65,911
		74,309		83,890

10.	BANK BORROWINGS

		June 30, 2018 (Unaudited)		Dec 31, 2017 (Audited)
Secured: -	$		$
Bank overdraft		202,574		125,573
Term loan		657,765		667,838
		860,339		793,411

Analysed as:	$		$
Current portion		232,509		153,271
Non-current portion		627,830		640,140
		860,339		793,411

The bank overdraft of the Company is secured by way of the following:

a.	A Facilities Agreement for US$377,277;
b.	Master Facility Agreement.
c.	Joint and Several Guarantee to be executed by the subsidiary directors of Bio Life Neutraceuticals Sdn Bhd.

Interested charged on the bank overdraft is 4% (2017: 4%) above the bank base lending rate per annum.

The term loan of the Company is secured by way of the following:

a.	A Facilities Agreement for US$1,705,086;
b.	Master Facility Agreement.
c.	Joint and Several Guarantee to be executed by the subsidiary directors of Bio Life Neutraceuticals Sdn Bhd.

The term loan is payable by 240 monthly installments of US$4,492 each including interest, commencing from Oct 10, 2016 and subject to interest at 4% per annum flat.

11.	OTHER PAYABLES AND ACCRUED LIABILITIES

	June 30, 2018 (Unaudited)	Dec 31, 2017 (Audited)
Other payables	$230,338	$334,951
Accrued other expenses	46,914	24,538
Deposit received	199,063	8,654
	476,315	368,143

- F22 -

12.	INCOME TAX

The loss before income taxes of the Company for the years ended Dec 31, 2017 and 2016 were comprised of the following:

		For the six months ended June 30,
	2018		2017
	$		$
Tax jurisdictions from:
Local		(31,214)		(35,000)
Foreign, representing:
Malaysia		9,162		(129,115)
Hong Kong		20,989		-
China		(471)		-
Loss before incomes taxes		(1,534)		(164,115)

Provision for income taxes consisted of the following:

For the six months ended June 30,
	2018		2017
	$		$
Current
Local		-		-
Foreign, representing:
Malaysia		-		-
Hong Kong		-		-
China		-		-
Deferred
Local
Foreign, representing:
Malaysia		-		-
Hong Kong		-		-
China		-		-
		-		-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company and its subsidiary that operate in various countries: United States, Hong Kong and Malaysia that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. The Tax Cuts and Jobs Act was enacted in the United States on December 22, 2017. The Act reduces the US federal corporate tax rate from 35% to 21%, requires companies to pay a one-time transition tax on earnings of certain foreign subsidiaries that were previously tax deferred, and creates new taxes on certain foreign sourced earnings. In December 2017, the SEC issued SAB 118, which directs taxpayers to consider the impact of the U.S. legislation as “provisional” when it does not have the necessary information available, prepared or analyzed (including computations) in reasonable detail to complete its accounting for the change in tax law.

As of Dec 31, 2017, the Company does not recognize any provisional amount for the transition tax.

Malaysia

Bio Life Holdings Berhad and Bio Life Neutraceuticals Sdn Bhd are subject to Malaysia Corporate Tax, which is charged at the statutory income tax rate range from 18% to 24% on its assessable income.

Hong Kong
Bioplus Life International Holdings Ltd is subject to Hong Kong Profits Tax, which is charged at the statutory income tax rate of 16.5% on its assessable income.

China

Bioplus Life Corp (ShenZhen) is operating in China subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China with a unified statutory income tax rate of 25%.

13.	RELATED PARTIES TRANSACTIONS

	June 30, 2018 (Unaudited)	Dec 31, 2017 (Audited)
Transaction with company in which a shareholder has substantial financial interest:
Sales	$1,305,366	$-
Purchase	2,314,294	724,250
Rental of office	-	517
Account payable	470	-

The related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

14.	FOREIGN CURRENCY EXCHANGE RATE

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate converted into US$ at the end of the financial year. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

15.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after June 30, 2018 up through the date the Company presented these audited financial statements.

- F23 -

  PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$1,335.54
Auditor Fees and Expenses	$28,000
Consulting Fees and Related Expenses	$23,500
Transfer Agent Fees	$1,500
TOTAL	$54,335.54

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, rather than the selling shareholders.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

 On April 13, 2017, the Company issued 100,000 shares of restricted common stock, each with a par value of $0.0001 per share, to Mr. Chong Khooi You for initial working capital of $10.

On July 20, 2017, the Company issued 280,000,000 shares of restricted common stock to Mr. Chong Khooi You, each with a par value of $0.0001 per share, for additional working capital of $28,000.

On August 17, 2017, the Company issued 35,000,000 and 17,500,000 shares of restricted common stock to Greenpro Asia Strategic SPC and Greenpro VC respectively, each with a par value of $0.0001 per share, for additional working capital of $5,250.

On August 21, 2017, the Company issued 17,500,000 shares of restricted common stock to Bio Life Distribution Sdn Bhd, each with a par value of $0.0001 per share, for additional working capital of $1,750.

From September 25, 2017 to October 16, 2017, the Company sold shares to a total of 125 individuals, of whom reside in Malaysia. A total of 6,978,561 shares of restricted common stock were sold at a price of $0.01 per share. The total proceeds to the Company amounted to a total of $69,824.

From December 4, 2017 to May 30, 2018, the Company sold shares to 34 individuals, of whom reside in Malaysia. A total of 2,227,000 shares of restricted common stock were sold at a price of $0.30 per share. The total proceeds to the Company amounted to a total of $668,100.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on April 13, 2017 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm “Total Asia Associates” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Semenyih, Malaysia on August 17, 2018.

Bioplus Life Corp.

By: /s/ Chong Khooi You
Name: Chong Khooi You
Title: CEO, President, Secretary, Treasurer, Director Date: August 17, 2018

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Chong Khooi You  Signature: /s/ Chong Khooi You  Title: CEO, President, Secretary, Treasurer, Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)

Date: August 17, 2018